Exhibit 99.1

                       Thomas & Betts Corporation Reports
         Second Quarter 2005 Results; Sales Up 13 Percent; E.P.S. $0.47


    MEMPHIS, Tenn.--(BUSINESS WIRE)--July 25, 2005--Thomas & Betts Corporation (NYSE: TNB) today reported second quarter 2005 net earnings of $28.4 million, or $0.47 per basic and diluted share, up
42.2 percent from the $20.0 million in net earnings, or $0.34 per basic and diluted share, reported in the second quarter 2004.
    Sales in the quarter were $418.1 million, up $49.1 million, or
13.3 percent, from the prior-year period. Higher sales volume and price realization to offset higher material costs contributed significantly to the sales improvement. Favorable foreign currency exchange rates accounted for approximately $8 million of the increase. Earnings from operations were $46.4 million or 11.1 percent of sales in the quarter just ended. In the second quarter 2004, earnings from operations were $35.6 million or 9.7 percent of sales.
    "Higher revenue, along with productivity improvements and strong cash flow, combined to make this a very good quarter for Thomas & Betts," said Dominic J. Pileggi, president and chief executive officer. "Earnings from operations were 11 percent of sales in the second quarter, a significant improvement over last year."
    Pileggi continued, "Each of our business segments improved their year-over-year performance despite the challenge of higher costs and modest underlying growth in many of our markets. We are especially pleased with the excellent performance of our Steel Structures business, which benefited from continued investment in regional transmission grids and the additional capacity we acquired earlier this year."
    The second quarter 2005 gross margin was 28.7 percent of sales, compared to 29.1 percent in the prior-year period. Higher material costs in the second quarter 2005 compared to the prior-year period were offset through a combination of price increases and, to a lesser extent, productivity improvements.
    Selling, general and administrative (SG&A) expense was $73.6 million, or 17.6 percent of sales, compared to 19.4 percent of sales, or $71.6 million, in the prior-year period. The improvement in SG&A as a percent of sales reflects the company's continued focus on closely managing expenses and the effect of higher sales.
    The effective tax rate in the second quarter of 2005 was 26.3 percent and included a $0.9 million tax benefit resulting from the favorable completion of a tax audit.

    SEGMENT RESULTS

    Second quarter 2005 sales in the company's Electrical segment were up 10.0 percent to $342.1 million, compared to $311.0 million in the second quarter last year. Price realization to offset higher material costs and higher sales volume contributed significantly to the sales growth, while favorable foreign currency exchange rates contributed approximately $8 million. Second quarter 2005 Electrical segment earnings were up 14.9 percent to $37.4 million, or 10.9 percent of sales, compared to $32.5 million, or 10.5 percent of sales in the prior-year period. Higher sales and increased productivity contributed to the growth in segment earnings.
    Second quarter sales in the Steel Structures segment were $45.6 million, a significant increase over sales of $30.0 million in the same period last year. Segment earnings more than doubled to $7.2 million or 15.8 percent of sales. This compares to earnings of $2.6 million, or 8.6 percent of sales, in the second quarter 2004. Investment in regional transmission projects by U.S. electrical utilities continues to drive the segment's improved performance.
    HVAC segment sales were $30.4 million in the second quarter 2005, up 8.6 percent from the $28.0 million in sales reported a year ago. Second quarter 2005 segment earnings were $2.2 million, double the $1.1 million reported in the same period last year. Improved productivity and lower expenses drove the earnings improvement.

    YEAR-TO-DATE RESULTS

    For the six months ended June 30, 2005, sales rose $88.3 million, or 12.2 percent, to $810.3 million compared to $722.0 million in the first half of 2004. Favorable foreign currency exchange rates accounted for approximately $15 million of the sales increase.
    Net earnings for the first six months of 2005 were $52.8 million, or $0.89 per basic and $0.87 per diluted share. This compares to net earnings of $35.6 million, or $0.61 per basic and $0.60 per diluted share for the first six months of 2004.
    Cash flow from operations improved significantly in the first half of 2005, driven primarily by improved operating earnings and sound inventory management. Thomas & Betts ended the second quarter 2005 with $369.8 million in cash and cash equivalents.

    2005 DIRECTIONAL GUIDANCE

    "Based on our strong second quarter results, we have revised our 2005 guidance and now believe that earnings per diluted share will be between $1.77 and $1.82 for the full year 2005," said Pileggi.

    CORPORATE OVERVIEW

    Thomas & Betts Corporation (www.tnb.com) is a leading designer and manufacturer of electrical connectors and components used in industrial, commercial, communications and utility markets. The company is also a leading producer of commercial heating units and highly engineered steel structures used, among other things, for utility transmission. Headquartered in Memphis, Tenn., the company has manufacturing, distribution and office facilities worldwide and, in 2004, reported sales of $1.5 billion.


NOTE: The following financial tables support the information in this news release:

Condensed Consolidated Statements of Operations
Segment Information
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Cash Flows

    CONFERENCE CALL AND WEBCAST INFORMATION

    Thomas & Betts will hold a conference call/webcast to discuss the company's second quarter 2005 results on Tuesday, July 26, 2005 at 11:00 am EST (10:00 am CST). To access the call, please call 201-689-8037. The call can also be accessed via the Thomas & Betts corporate website at www.tnb.com. The conference call will be recorded and available for replay through 12:00 midnight EST on Tuesday, August 2, 2005. To access the replay, please call 201-612-7415 (account number 9517, passcode 160976). The recorded webcast will be available at www.tnb.com.

    CAUTIONARY STATEMENT

    This press release includes forward-looking statements that are identified by terms such as "achieve," "expect," "should," "believe," and "will" and which discuss business strategies, economic outlook and future performance. These statements are based on certain assumptions regarding the company's operations, business, economic and political environment, including, without limitation, customer demand, government regulation, terrorist acts and acts of war. Actual results may be materially different from any future results expressed or implied by such forward-looking statements. Please see the "Business Risks" section of the company's Form 10-K for the fiscal year ended December 31, 2004, for further information related to these uncertainties. The company undertakes no obligation to publicly release any revision to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.


              THOMAS & BETTS CORPORATION AND SUBSIDIARIES
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)

                                     Quarter Ended     Year to Date
                                   ----------------- -----------------
                                   June 30, June 30, June 30, June 30,
                                     2005     2004     2005     2004
                                   -------- -------- -------- --------
Net sales                         $418,090 $368,973 $810,276 $721,961

Cost of sales                      298,072  261,719  579,212  515,008
                                   -------- -------- -------- --------
  Gross margin                     120,018  107,254  231,064  206,953
   Gross margin -  % of net sales     28.7%    29.1%    28.5%    28.7%

Selling, general and
 administrative                     73,628   71,634  142,978  144,648
 Selling, general and
  administrative - % of net sales     17.6%    19.4%    17.6%    20.1%
                                   -------- -------- -------- --------
Earnings from Operations            46,390   35,620   88,086   62,305
 Earnings from operations - % of
  net sales                           11.1%     9.7%    10.9%     8.6%

Income from unconsolidated
 companies                             360      556      669    1,220
Interest expense, net               (6,868)  (7,484) (14,028) (15,098)
Other (expense) income, net         (1,338)    (957)  (1,805)  (1,092)
                                   -------- -------- -------- --------
Earnings before income taxes        38,544   27,735   72,922   47,335

Income tax provision                10,151    7,766   20,121   11,754
                                   -------- -------- -------- --------
Net earnings                      $ 28,393 $ 19,969 $ 52,801 $ 35,581
                                   ======== ======== ======== ========
Net earnings per share:
  Basic earnings per share        $   0.47 $   0.34 $   0.89 $   0.61
                                   ======== ======== ======== ========
  Diluted earnings per share      $   0.47 $   0.34 $   0.87 $   0.60
                                   ======== ======== ======== ========
Average shares outstanding:
  Basic                             59,919   58,544   59,610   58,419
  Diluted                           60,800   59,200   60,556   58,944


              THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                          Segment Information
                            (In thousands)
                              (Unaudited)

                                     Quarter Ended     Year to Date
                                  ------------------ -----------------
                                   June 30, June 30, June 30, June 30,
                                     2005     2004     2005     2004
                                  --------- -------- -------- --------
Net sales:
 Electrical                       $342,051 $311,010 $658,927 $608,699
 Steel Structures                   45,629   29,951   90,271   56,081
 HVAC                               30,410   28,012   61,078   57,181
                                  --------- -------- -------- --------
   Total net sales                $418,090 $368,973 $810,276 $721,961
                                  ========= ======== ======== ========
Segment earnings:
 Electrical                       $ 37,368 $ 32,514 $ 70,407 $ 56,681
 Steel Structures                    7,192    2,571   12,507    3,181
 HVAC                                2,190    1,091    5,841    3,663
                                  --------- -------- -------- --------
 Total reportable segment earnings  46,750   36,176   88,755   63,525
  Total reportable segment
   earnings - % of net sales          11.2%     9.8%    11.0%     8.8%

Interest expense, net               (6,868)  (7,484) (14,028) (15,098)
Other                               (1,338)    (957)  (1,805)  (1,092)
                                  --------- -------- -------- --------
Earnings before income taxes      $ 38,544 $ 27,735 $ 72,922 $ 47,335
                                  ========= ======== ======== ========


              THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                 Condensed Consolidated Balance Sheets
                            (In thousands)
                              (Unaudited)

                                                June 30,  December 31,
                                                  2005        2004
                                               ----------- ----------
    ASSETS

Current assets:
 Cash and cash equivalents                      $  369,783 $  336,059
 Marketable securities                               1,450      1,658
 Receivables, net                                  217,514    172,745
 Inventories                                       209,533    207,158
 Other current assets                               57,499     61,275
                                               ----------- ----------
Total current assets                               855,779    778,895

Net property, plant and equipment                  275,636    276,144
Goodwill                                           459,556    463,264
Investments in unconsolidated companies            115,045    114,922
Other assets                                       121,717    122,527
                                               ----------- ----------
 Total assets                                   $1,827,733 $1,755,752
                                               =========== ==========
   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current maturities of long-term debt           $  152,903 $    2,830
 Accounts payable                                  131,451    120,336
 Accrued liabilities                                97,952    100,692
 Income taxes payable                                9,911     14,551
                                               ----------- ----------
Total current liabilities                          392,217    238,409

Long-term debt                                     394,272    543,085
Other long-term liabilities                         77,065     72,539

Shareholders' equity                               964,179    901,719
                                               ----------- ----------
  Total liabilities and shareholders' equity    $1,827,733 $1,755,752
                                               =========== ==========


              THOMAS & BETTS CORPORATION AND SUBSIDIARIES
            Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                              (Unaudited)

                                                      Year to Date
                                                  --------------------
                                                   June 30,  June 30,
                                                     2005      2004
                                                  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings                                      $ 52,801  $  35,581
Adjustments:
  Depreciation and amortization                     26,389     27,812
  Deferred income taxes                              3,968      2,405
  Changes in operating assets and liabilities,
   net:
     Receivables                                   (47,522)   (43,437)
     Inventories                                      (184)   (16,596)
     Accounts payable                               11,551     19,289
     Accrued liabilities                            (6,385)    (5,521)
     Pension and post-retirement plans               7,496     (6,378)
     Other                                           5,001      3,588
                                                  ---------  ---------
Net cash provided by (used in) operating
 activities                                         53,115     16,743

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of businesses                            (16,526)         -
Purchases of property, plant and equipment         (18,248)   (11,002)
Other                                                  614        (54)
                                                  ---------  ---------
Net cash provided by (used in) investing
 activities                                        (34,160)   (11,056)
                                                  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt and other borrowings    (1,027)  (129,306)
Stock options exercised                             18,598      6,205
                                                  ---------  ---------
Net cash provided by (used in) financing
 activities                                         17,571   (123,101)
                                                  ---------  ---------
EFFECT OF EXCHANGE RATE ON CASH                     (2,802)    (2,485)
                                                  ---------  ---------
Net increase (decrease) in cash and cash
 equivalents                                        33,724   (119,899)
Cash and cash equivalents at beginning of period   336,059    387,425
                                                  ---------  ---------
Cash and cash equivalents at end of period        $369,783  $ 267,526
                                                  =========  =========
Cash payments for interest                        $ 19,117  $  24,794
Cash payments for income taxes                    $ 22,649  $   7,457




    CONTACT: Thomas & Betts Corporation, Memphis
             Tricia Bergeron, 901-252-8266
             www.tnb.com